FILED PURSUANT TO RULE 424(B)(3)

File Number 333-144884

ARAMARK CORPORATION

SUPPLEMENT NO. 4 TO

MARKET MAKING PROSPECTUS DATED

AUGUST 7, 2007

THE DATE OF THIS SUPPLEMENT IS NOVEMBER 26, 2007

ON NOVEMBER 26, 2007, ARAMARK CORPORATION FILED THE ATTACHED FORM 8-K

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 19, 2007

ARAMARK CORPORATION

(Exact name of registrant as specified in charter)

Delaware	001-04762	95-2051630
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1101 Market Street Philadelphia, Pennsylvania	19107
(Address of Principal Executive Offices)	Zip Code

Registrant’s telephone, including area code: 215-238-3000

N/A

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers, Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 19, 2007, the Compensation and Human Resources Committee of the ARAMARK Holdings Corporation (“Holdings”) Board of Directors approved an increase to the annual base salary, effective January 1, 2008, for Joseph Neubauer, Chairman and Chief Executive Officer of ARAMARK Corporation (the “Company”) to $1,300,000.

On November 19, 2007, the Stock Committee of the Board of Directors of Holdings established a bonus pool of a certain percentage of earnings before interest and taxes, or EBIT, for the participants in the Senior Executive Annual Performance Bonus Plan, including each of the Named Executive Officers of the Company, for the fiscal year ended September 26, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARAMARK CORPORATION

Date: November 26, 2007	By:	/s/ JOHN LAFFERTY
	Name:	John Lafferty
	Title:	Senior Vice President, Controller and Chief Accounting Officer